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                                                                 Exhibit 4.5

                                CENVEO, INC.
                    2001 LONG-TERM EQUITY INCENTIVE PLAN

                                   FORM OF
             NON-QUALIFIED STOCK OPTION AGREEMENT FOR EMPLOYEES

         This Non-qualified Stock Option Agreement ("Option Agreement") is between Cenveo, Inc., a Colorado corporation (the "Company"), and <<Name>> (the "Optionee").

                            W I T N E S S E T H:
                            -------------------

         WHEREAS, the Company has heretofore adopted the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan, as amended (the "Plan"), for the purpose of providing employees and directors of the Company and its Affiliates (as defined in the Plan) with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to encourage them to remain in the employ or remain as a director of the Company and its Affiliates; and

         WHEREAS, the Company, acting through the Compensation Committee of its Board of Directors (the "Committee"), has determined that its interests will be advanced by the issuance to Optionee of nonqualified stock options under the Plan;

         NOW THEREFORE, for and in consideration of these premises it is agreed as follows:

         1. Option. Subject to the terms and conditions contained herein,
            ------
the Company hereby irrevocably grants to Optionee the right and option ("Option") to purchase from the Company <<Shares>> shares of the Company's common stock, $0.01 par value ("Common Stock"), at a price of
<<OptionPrice>> per share (the "Option Price").

         2. Option Period. The Option herein granted may be exercised by
            -------------
Optionee in whole or in part at any time during a seven (7) year period beginning on <<EffectiveDate>> ("Option Period"), subject to the limitation that said Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this option determined by the number of full or half years of employment with the Company or its Affiliates from the effective date of the Optionee's grant, to the date of such exercise, in accordance with the following schedule:

             Number                            Percentage of
            of Years                         Shares Purchasable
            --------                         ------------------

                1                                   20%
                2                                   40%
                3                                   60%
                4                                   80%
                5                                   100%

Notwithstanding anything in this Agreement to the contrary, the Committee, in its sole discretion may waive the foregoing schedule of vesting and upon written notice to the Optionee, accelerate the earliest date or date on which any of the Options granted hereunder are exercisable.

         3. Procedure for Exercise. The Option herein granted may be
            ----------------------
exercised by written notice by Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, or a cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Optionee, in Common Stock theretofore owned by such Optionee (or a combination of cash and Common Stock). As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to Optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised.

         4. Termination of Employment. If Optionee's employment with the
            -------------------------
Company or its Affiliates is terminated during the Option Period for any reason, Options granted to him or her which are not exercisable on such date thereupon terminate. Subject to paragraphs 5 and 10 below, any Options that are exercisable on the date of his or her termination of employment which have not been exercised within ninety (90) days of such termination shall expire and be of no force or effect.

         5. Retirement, Disability or Death. If Optionee's employment with
            -------------------------------
the Company or its Affiliates is terminated by his or her retirement, disability or death, all Options hereunder exercisable at the date of such retirement, disability or death shall be thereafter exercisable by Optionee, his or her executor or administrator, or the person or persons to whom his or her rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of three (3) years from the date of Optionee's retirement, disability or death unless this Option Agreement should earlier terminate in accordance with its other terms. In no event may any Option be exercised after the end of the Option Period. Optionee shall be deemed to be disabled if, in the option of a physician selected by the Committee, he is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. Retirement means Optionee has: (1) reached age 65 and completed five (5) years of service with the Company; (2) with the consent of the Committee, completed five (5) years of service with the Company, prior to age 65 but after reaching age 60; or (3) in such other circumstances as may be determined by the Committee in its sole discretion and judgment. Such determination of the Committee shall be final and binding on the Company, the Optionee, and his or her heirs or representatives.

         6. Transferability. This Option shall not be transferable by
            ---------------
Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of Optionee, the Option shall be exercisable only by Optionee. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as

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the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

         7. No Rights as Stockholder. Optionee shall have no rights as a
            ------------------------
stockholder with respect to any shares of Common Stock covered by this Option Agreement until the date of issuance of a certificate for shares of Common Stock purchased pursuant to this Option Agreement. Until such time, Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company. Except as provided in paragraph 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or securities or other property) paid or distributions or other rights granted in respect of any share of Common Stock for which the record date for such payment, distribution or grant is prior to the date upon which the Optionee shall have been issued share certificates, as provided hereinabove.

         8. Extraordinary Corporate Transactions. If the Company
            ------------------------------------
recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an Option theretofore granted the Optionee shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock as to which Option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable.

         9. Changes in Capital Structure. The existence of outstanding
            ----------------------------
Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise. If the outstanding shares of Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares subject to the Plan or subject to any Options theretofore granted, and the Option Price and the prices at which portions of the Option may be exercisable on an accelerated basis as set forth in
Section 2, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Option Price.

         10. Change of Control. In the event that there is a proposed Change
             -----------------
of Control Event (as defined below), the Option shall become immediately exercisable notwithstanding the provisions of Section 2, and Optionee hereunder shall be given reasonable notice of such Change of Control Event and shall have a period of at least thirty (30) days thereafter to exercise the Options.

         As used herein, the term "Change of Control Event" shall mean the occurrence with respect to the Company of any of the following events:

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         (a) a report on Schedule 13D is filed with the Securities and
         Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of Common Stock or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

         (b) an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 promulgated under the Exchange Act;

         (c) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Company (or one of its subsidiaries) or (ii) any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of Common Stock or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

         (d) the stockholders of the Company shall approve any liquidation or dissolution of the Company;

         (e) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition or disposition of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) would become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of Common Stock or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

         (f) individuals who constitute the Board on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person

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         is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (f), considered as though such person were a member of the Incumbent Board; or

         (g) a recapitalization or other transaction or series of related transactions occurs which results in a decrease by 50% or more in the aggregate percentage ownership of the then outstanding Common Stock or 50% or more in the combined voting power of the outstanding securities of the Company held by the stockholders of the Company immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants).

         11. Compliance With Securities Laws. Upon the acquisition of any
             -------------------------------
shares pursuant to the exercise of the Option herein granted, Optionee (or any person acting under paragraph 6) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Option Agreement.

         12. Compliance With Laws. Notwithstanding any of the other
             --------------------
provisions hereof, Optionee agrees that he or she will not exercise the Option(s) granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option(s) or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority.

         13. Withholding of Tax. To the extent that the exercise of this
             ------------------
Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Optionee for federal or state income tax purposes, the Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Optionee is subject to Section 16(b) of the Exchange Act) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

         14. Resolution of Disputes. As a condition of the granting of the
             ----------------------
Option hereby, the Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

         15. Legends on Certificate. The certificates representing the
             ----------------------
shares of Common Stock purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

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         16. Forfeiture. If Optionee's employment is terminated For Cause
             ----------
(as defined below), or if Optionee shall, upon separation from employment for any reason, accept employment with, consult for or acquire an ownership interest in, an envelope manufacturing company, a printing company (or any other business which is in direct competition with the Company), doing business within a 300 mile radius of any Company (or subsidiary) facility in the U.S., Canada, or any other country where the Company is doing business at that time, at any time within one (1) year after the date of Optionee's separation from employment, Optionee agrees that (i) all unexercised Options shall terminate, (ii) the Company shall have the right to repurchase any or all shares of Common Stock received upon the exercise of Options and which were then held by Optionee for an amount equal to the Option Price times the number of shares of Common Stock so repurchased and (iii) the Optionee shall pay to the Company the amount by which the proceeds from any sale of the Common Stock received upon exercise of Options exceeded the Option Price of such Common Stock sold. "For Cause" shall mean (i) gross disregard of the Company's best interest, (ii) misappropriation or embezzlement of corporate funds or other property (iii) conviction of a felony involving moral turpitude or which in the opinion of the Committee brings Optionee into disrepute or causes harm to the Company's business, customer relations, financial condition or prospects, or (iv) violation of any statutory or common law duty of loyalty to the Company. Nothing herein shall prohibit Optionee from being a passive owner of not more than 5% of the outstanding stock of any class of securities of a competitive operation, which is publicly traded, so long as Optionee has no active participation in the business of such competitive operation.

         17. Notices. Every notice hereunder shall be in writing and shall
             -------
be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Cenveo, Inc. 8310 S. Valley Hwy., #400, Englewood, Colorado 80112, Attention: Secretary. Any notice given by the Company to Optionee directed to him or her at his address on file with the Company shall be effective to bind him or her and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized him or herself with all matters contained herein and in the Plan which may affect any of Optionee's rights or privileges hereunder.

         18. Construction and Interpretation. Whenever the term "Optionee"
             -------------------------------
is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

         19. Agreement Subject to Plan. This Option Agreement is subject to
             -------------------------
the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

         20. Employment Relationship. Optionees shall be considered to be in
             -----------------------
the employment of the Company as long as they remain employees of the Company or a parent or

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subsidiary corporation (as defined in Section 424 of the Internal Revenue
Code of 1986, as amended). Any questions as to whether and when there has been a termination of such employment and the cause of such termination, shall be determined by the Committee, and its determination shall be final. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company, nor shall anything contained herein be construed or interpreted to limit the "employment at will" relationship between the Optionee and the Company.

         21. Binding Effect. This Option Agreement shall be binding upon and
             --------------
inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee.

         IN WITNESS WHEREOF, this Option Agreement has been executed as of
the        day of            2004.
    ------        ----------
                                          CENVEO, INC.



ATTEST:                                   By:
                                              -------------------------------
                                                Paul V. Reilly
                                          Its:  Chairman, President and CEO

------------------------------
Mark L. Zoeller
Vice President-General Counsel            OPTIONEE
  and Secretary


                                          -----------------------------------
                                                <<Name>>



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